EXHIBIT 11
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                        For the three months ended       Weighting factor
                                                                                  MARCH                     (in months)
                                                                                  -----                     -----------
                                                                           1997          1996           1997           1996
                                                                           ----          ----           ----           ----
Issuance of common stock, June 1993                                      375,000       375,000            3             3

Sale of common stock, October 1993                                       125,000       125,000            3             3

Sale of common stock, March 1995
  1,250,000 shares                                                     1,250,000     1,250,000            3             3

Issuance of shares in conjunction with public offering(11,500)            11,500        10,500            3             3

Sale of common stock through the issuance of options and warrants
in prior periods                                                         631,854        24,766            3             3

Shares issued upon exercise of options and warrants                       15,667          --      SEE BELOW           N/A
                                                                       ---------     ---------

Common stock and equivalents                                           2,409,021     1,785,266
                                                                       =========     =========

                    1997
                    ----
Computation of weighted average number of shares issued upon exercise of options and warrants:

                                                         Three months
                                                       weighting factor
                                 Shares                    (in days)
          DATE                   ISSUED                      1997
          ----                   ------                      ----
        1/31/97                  23,500                     15,667

Total                                                       15,667
                                                            ======